Exhibit 23.1

[Letterhead of Eide Bailly LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion, in Form 10-KSB dated March 21, 2007, of our audit report on the financial statements of Southwest Casino Corporation, as of December 31, 2006 and 2005, and for the years ended December 31, 2006 and 2005 as part of Southwest Casino Corporation’s Annual Report on Form 10-KSB, and to the reference to our firm therein.

/s/ Eide Bailly LLP

Minneapolis, Minnesota
March 21, 2007